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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   November 15, 2006
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                             Salon Media Group, Inc.
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             (Exact name of registrant as specified in its charter)

           Delaware                     0-26395                94-3228750
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 (State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)               File Number)         Identification No.)

        101 Spear Street, Suite 203, San Francisco, CA       94105
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           (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (415) 645-9200
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events

Pursuant to the authority granted to the Board of Directors (the "Board") by the stockholders of Salon Media Group, Inc. (the "Company") at its Annual Meeting of Stockholders held on October 20, 2005, on November 14, 2006 the Board approved a reverse stock split of the Company's authorized and outstanding shares of common stock at a ratio of 20:1. The reverse stock split was effective November 15, 2006, the date the Company's Certificate of Amendment of Restated Certificate of Incorporation was filed with the Delaware Secretary of State.

In the reverse stock split, each 20 outstanding shares common stock ("old common stock") was automatically reduced into one share of new common stock. Any holder that holds a fractional interest in old common stock following the reverse stock split will receive cash in lieu of any fractional shares upon presentation for exchange of the old common stock.

The exercise or conversion price, as well as the number of shares issuable under the Company's outstanding stock options, warrants and convertible preferred stock, will be proportionately adjusted to reflect the reverse stock split and such adjustments, shall, to the extent required, be reflected in the unaudited financial statements for the fiscal quarter ended December 31, 2006 which will be filed with the Company's Quarterly Report on Form 10-Q for such period.


SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           SALON MEDIA GROUP, INC.



Dated: 11/17/06            /s/ Conrad Lowry
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                           Conrad Lowry, Chief Financial Officer,
                           and Secretary



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